UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 13, 2012

PLAINSCAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-53629	75-2182440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2323 Victory Avenue, Suite 1400, Dallas, Texas	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 252-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On November 13, 2012, PlainsCapital Corporation (the “Company”) and Hilltop Holdings Inc. (“Hilltop”) issued a joint press release announcing that the Company and Hilltop received regulatory approvals from federal regulators to proceed with Hilltop’s acquisition of the Company. Hilltop also announced that it received approval to become a financial holding company upon consummation of the acquisition.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Important Additional Information

In connection with the proposed transaction, Hilltop has filed with the Securities and Exchange Commission (“SEC”) a definitive registration statement on Form S-4 that includes a joint proxy statement of Hilltop and the Company that also constitutes a prospectus of Hilltop, and which has been mailed to shareholders of Hilltop and the Company. Hilltop and the Company also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by Hilltop and the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Hilltop with the SEC will be available free of charge on Hilltop’s website at www.hilltop-holdings.com or by contacting Hilltop’s Investor Relations at (214) 855-2177. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.plainscapital.com or by contacting the Company’s Investor Relations at (214) 252-4155.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Joint Press Release dated November 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINSCAPITAL CORPORATION

Date: November 13, 2012	By:	/S/ JOHN A. MARTIN
	Name:	John A. Martin
	Title:	Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Joint Press Release dated November 13, 2012.